Exhibit 10.41
AMENDED AND RESTATED HEALTHMARKETS 2006 MANAGEMENT OPTION PLAN
     1. Purpose. The purpose of the Amended and Restated HealthMarkets 2006 Management Option Plan is to attract and retain officers and other key employees for HealthMarkets, Inc. (formerly UICI), a Delaware corporation, and its Subsidiaries (as defined below) and to provide to such persons incentives and rewards for superior performance.
     2. Definitions. As used in this Plan:
          “409A Guidance” has the meaning provided in Section 16 of this Plan.
          “Affiliate” of a Person means any Person which directly or indirectly controls, is controlled by, or is under common control with such Person.
          “Blackstone” means The Blackstone Group.
          “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 13 of this Plan, such committee (or subcommittee).
          “Business Combination” has the meaning provided in Section 8 of this Plan.
          “Change of Control” has the meaning provided in Section 8 of this Plan.
          “Class A-1 Common Stock” means the shares of Class A-1 Common Stock, par value $0.01 per share, of the Company or any security into which such shares of Class A-1 Common Stock may be changed by reason of any transaction or event of the type referred to in Section 7 of this Plan.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          “Company” means HealthMarkets, Inc. (formerly UICI), a Delaware corporation.
          “Controlling Interest” in an entity will mean (x) beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the equity securities representing more than 50% of the voting power of the outstanding equity securities of the entity.
          “Date of Grant” means the date specified by the Board on which a grant of Option Rights shall become effective (which date shall not be earlier than the date on which the Board takes action with respect thereto).
          “Director” means a member of the Board.
          “Effective Time” has the meaning provided in Section 1.3 of the Merger Agreement.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
          “Fair Market Value” shall have the meaning set forth in the Stockholders Agreement.

          “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.
          “Individual” has the meaning provided in Section 8 of this Plan.
          “IPO” shall have the meaning set forth in the Stockholders Agreement.
          “Management Objectives” means the measurable performance objective or objectives established, when so determined by the Board, pursuant to this Plan for Participants who have received grants of Option Rights pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations.
          If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable.
          “Merger Agreement” means the Agreement and Plan of Merger dated September 15, 2005 by and among Premium Finance LLC, a Delaware limited liability company, Mulberry Finance Co., Inc., a Delaware corporation, DLJMB IV First Merger LLC, a Delaware limited liability company, Premium Acquisition, Inc., a Delaware corporation (“Merger Co 1”), Mulberry Acquisition, Inc., a Delaware corporation (“Merger Co 2”), DLJMB IV First Merger Co Acquisition Inc., a Delaware corporation (“Merger Co 3,” and, together with Merger Co 1 and Merger Co 2, the “Merger Cos”) and the Company, pursuant to which each of the Merger Cos will be merged into the Company (the “Merger”) at the Effective Time.
          “Non-Employee Director” means a director who is not an employee of the Company or any Subsidiary.
          “Non-Qualified Stock Options” means Option Rights which are not intended to be Incentive Stock Options.
          “Optionee” means the optionee named in an agreement evidencing an outstanding Option Right.
          “Option Price” means the purchase price payable on exercise of an Option Right.
          “Option Right” means the right to purchase shares of Class A-1 Common Stock upon exercise of an option granted pursuant to Section 4 of this Plan.
          “Outstanding Company Voting Securities” means the then-outstanding equity securities of the Company entitled to vote generally in the election of directors.
          “Participant” means a person who is selected by the Board to receive Option Rights under this Plan and who is at the time an officer or other employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and shall also include each Non-Employee Director who receives an award of Option Rights.

          “Permitted Holders” has the meaning provided in Section 8 of this Plan.
          “Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, unincorporated society or association, trust or other entity.
          “Plan” means this Amended and Restated HealthMarkets 2006 Management Option Plan.
          “Stockholders Agreement” means the UICI Stockholders’ Agreement by and among investment funds affiliated with The Blackstone Group, L.P., Goldman Sachs & Co. and DLJ Merchant Banking Partners IV, L.P., the Company, and other signatories thereto dated April 5, 2006, as may be amended from time to time.
          “Subsidiary” means a corporation, company or other entity (i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but more than fifty percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than fifty percent (50%) of the total combined voting power represented by all classes of stock issued by such corporation.
          “Tandem Option” shall have the meaning assigned to such term in Section 24 of the several agreements evidencing the grant of the Option Rights granted to the Option Holders on May 8, 2006.
          “Ten Percent Employee” means an employee of the Company or any of its Subsidiaries who owns Class A-1 Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.
     3. Shares Available Under this Plan. (a) Subject to adjustment as provided in Section 3(b) and Section 7 of this Plan, the number of shares of Class A-1 Common Stock that may be issuable pursuant to Option Rights shall not exceed in the aggregate 3,239,741 shares of Class A-1 Common Stock, plus any shares issuable (not to exceed 849,600 shares) pursuant to the Tandem Options to the extent that the Option Rights with respect to which the Tandem Options are granted are not cancelled upon grant of the Tandem Options. Subject to adjustment as provided in Section 3(b) and Section 7 of this Plan, the number of shares of Class A-1 Common Stock that may be issuable to any single Participant during the term of this Plan pursuant to Option Rights shall not exceed in the aggregate 3,239,741 shares of Class A-1 Common Stock, plus any shares issuable (not to exceed 849,600 shares) pursuant to the Tandem Options to the extent that the Option Rights with respect to which the Tandem Options are granted are not cancelled upon grant of the Tandem Options. The total number of available shares of Class A-1 Common Stock that may be issuable upon exercise of Option Rights intended to be Incentive Stock Options shall not exceed 3,239,741, plus any shares issuable (not to exceed 849,600 shares) pursuant to the Tandem Options to the extent that the Option Rights with respect to which the Tandem Options are granted are not cancelled upon grant of the Tandem Options. Such shares may be shares of original issuance or treasury shares or a combination thereof.
          (b) The number of shares available in Section 3(a) above shall be adjusted to account for shares relating to options that expire, are forfeited or are transferred, surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of shares of Class A-1 Common Stock or upon satisfaction of any withholding amount. Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award shall again be available for issue or transfer hereunder; provided, however, that shares of Class A-1 Common Stock withheld to satisfy tax withholding obligations shall be deemed delivered for purposes of the limitation set forth in the third sentence of Section 3(a).
     4. Option Rights. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase shares of Class A-1 Common Stock. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:
          (a) Option Rights granted under this Plan may be (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, or (iii) combinations of the foregoing.
          (b) Each grant shall specify the number of shares of Class A-1 Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.
          (c) Each grant shall specify an Option Price per share. The Option Price of an Option Right may not be less than 100% of the Fair Market Value on the Date of Grant, except that the Option Price of an Incentive Stock Option issued to a Ten Percent Employee may not be less than 110% of the Fair Market Value on the Date of Grant.
          (d) The Option Price shall be payable in (i) cash in the form of currency or check or by wire transfer as directed by the Company or (ii) such other form of consideration as is deemed acceptable by the Board.
          (e) The Company may provide for payment of the Option Price by the Optionee, in installments, if the Optionee so elects, with or without interest, upon terms determined by the Board.
          (f) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.
          (g) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change of Control or such other times as the Board shall determine.
          (h) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.
          (i) The Board may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee.
          (j) No Option Right shall be exercisable more than 10 years from the Date of Grant (5 years with respect to Incentive Stock Options granted to a Ten Percent Employee).
          (k) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by an officer and delivered to the Optionee and containing such terms and provisions, consistent with this Plan, as the Board may approve.

          (l) Upon termination of a Participant’s employment with the Company prior to an IPO, any shares of Class A-1 Common Stock acquired as a result of the exercise of an Option Right shall be subject to the Call Rights as provided in the Stockholders Agreement.
     5. Awards to Non-Employee Directors. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Option Rights.
          (a) Each grant of Option Rights awarded pursuant to this Section 5 shall be upon terms and conditions consistent with Section 4 of this Plan and shall be evidenced by an agreement in such form as shall be approved by the Board. Each grant shall specify an Option Price per share, which shall not be less than 100% of the Fair Market Value on the Date of Grant. Each such Option Right granted under the Plan shall expire not more than 10 years from the Date of Grant and shall be subject to earlier termination as hereinafter provided. Unless otherwise determined by the Board, such Option Rights shall be subject to the following additional terms and conditions:
          (i) Each grant shall specify the number of shares of Class A-1 Common Stock to which it pertains subject to the limitations set forth in Section 3 of this plan.
          (ii) In the event of the termination of service on the Board by the holder of any such Option Rights, other than by reason of disability or death, the then outstanding Options Rights of such holder may be exercised to the extent that they would be exercisable on the date that is ninety days after the date of such termination and shall expire ninety days after such termination, or on their stated expiration date, whichever occurs first.
          (iii) In the event of the death or disability of the holder of any such Option Rights, each of the then outstanding Option Rights of such holder may be exercised at any time within one (1) year after such death or disability, but in no event after the expiration date of the term of such Option Rights.
          (iv) If a Non-Employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Option Rights held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.
          (v) Option Rights may be exercised by a Non-Employee Director only upon payment to the Company in full of the Option Price of the shares of Class A-1 Common Stock to be delivered. Such payment shall be made in (i) cash in the form of currency or check or by wire transfer as directed by the Company or (ii) such other form of consideration as is deemed acceptable by the Board.
     6. Transferability. (a) Except as otherwise determined by the Board or as set forth in the Stockholders Agreement, no Option Right granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights shall be exercisable during the Optionee’s lifetime only by him or her or by his or her guardian or legal representative.
          (b) The Board may specify at the Date of Grant that part or all of the shares of Class A-1 Common Stock that are to be issued or transferred by the Company upon the exercise of Option Rights shall be subject to further restrictions on transfer.

     7. Adjustments. The Board shall make or provide for such substitution or adjustments in the numbers of shares of Class A-1 Common Stock covered by outstanding Option Rights granted hereunder, and in the kind and Option Price of shares covered by outstanding Option Rights and/or such other equitable substitution or adjustments as the Board, in its sole discretion, exercised in good faith, may determine to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, extraordinary cash-dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reclassification, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Such substitutions and adjustments may include, without limitation, canceling any and all Option Rights in exchange for cash payments equal to the excess, if any, of the value of the consideration paid to a shareholder of a share of Class A-1 Common Stock over the Option Price per share subject to such Option Right in connection with such an adjustment event. The Board shall also make or provide for such adjustments in the aggregate number and class of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 7; provided, however, that any such adjustment to the number of Incentive Stock Options available for grant specified in Section 3(a) shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.
     8. Change of Control. For purposes of this Plan, except as may be otherwise prescribed by the Board in an agreement evidencing a grant made under the Plan, a “Change of Control” shall mean if at any time any of the following events shall have occurred:
          (a) the acquisition by any individual entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (an “Individual”), other than Blackstone, DLJ Merchant Banking Partners IV, L.P. and Goldman, Sachs & Co. and their respective Affiliates (the “Permitted Holders”), directly or indirectly, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the Outstanding Company Voting Securities; provided, however, that for purposes of this subsection (a), the following acquisitions will not constitute a Change of Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iii) any acquisition by any Person pursuant to a transaction which complies with clauses (i) and (ii) of subsection (b) below; or
          (b) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination (including an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (ii) no Person (excluding the Permitted Holders) beneficially owns, directly or indirectly, more than a majority of the combined voting power of the then-outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination.

          (c) Notwithstanding paragraphs (a) and (b) above, in no event will a Change of Control be deemed to occur if the Permitted Holders maintain a direct or indirect Controlling Interest in the Company or in an entity that maintains a direct or indirect Controlling Interest in the Company.
     9. Fractional Shares. The Company shall not be required to issue any fractional shares of Class A-1 Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.
     10. Withholding Taxes. The Company may withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local or foreign taxes (including the Participant’s FICA obligation) in connection with any payment made or benefit realized by a Participant or other person under this Plan or otherwise, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. The Company may elect to have such withholding obligation satisfied by having the Participant surrender to the Company or any Subsidiary a portion of the Class A-1 Common Stock that is issued or transferred to the Participant upon the exercise of an Option Right (but only to the extent of the minimum withholding required by law), and the Class A-1 Common Stock so surrendered by the Participant shall be credited against any such withholding obligation at the Fair Market Value of such shares on the date of such surrender.
     11. Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for options to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.
     12. Stockholders Agreement. Class A-1 Common Stock acquired upon exercise of an Option Right will be subject to the terms and conditions of the Stockholders’ Agreement. The Company and Participants acknowledge that they will agree to provide the Company with the right to require a Participant to waive any registration rights with regard to such shares of Class A-1 Common Stock upon an IPO, in which case the Company will implement an IPO bonus plan in cash, stock or additional Option Rights to compensate for any such Participant’s loss of liquidity.
     13. Administration of this Plan. (a) This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board (or subcommittee thereof) consisting of not less than two Directors appointed by the Board. If Directors constitute “outside directors” for purposes of the exemption set forth in Section 162(m)(4)(C) of the Code from the limitation on deductibility imposed by Section 162(m) of the Code, then in such event such Directors (or a subset thereof) shall be delegated authority to administer the Plan. A majority of the committee (or subcommittee) shall constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee). To the extent of any such delegation, references in this Plan to the Board shall be deemed to be references to any such committee or subcommittee.
          (b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.
     14. Amendments, Etc. (a) The Board may at any time and from time to time amend this Plan in whole or in part, including, without limitation, to comply with applicable law, stock exchange rules or accounting rules; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits under other plans without shareholder approval.
          (b) The Board may, with the concurrence of the affected Participant and as otherwise permitted by Section 7 hereof, cancel any agreement evidencing Option Rights granted under this Plan. In the event of such cancellation, the Board may authorize the granting of new Option Rights under this Plan (which may or may not cover the same number of shares of Class A-1 Common Stock that had been the subject of the prior option) in such manner, at such Option Price and subject to such other terms, conditions and discretions as would have been applicable under this Plan had the canceled Option Rights not been granted.
          (c) In case of termination of employment or, if the Participant is a Non-Employee Director, termination of service on the Board by reason of death, disability or normal or early retirement (as determined by the Board), or in the case of hardship or other special circumstances, of a Participant who holds an Option Right not immediately exercisable in full, or who holds shares of Class A-1 Common Stock subject to any transfer restriction imposed pursuant to Section 6(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right may be exercised or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.
          (d) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
          (e) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.
          (f) Any grant of Option Rights may require, as a condition to the exercise, grant or sale thereof, that the Participant agree to be bound by (i) any shareholders agreement among all or certain shareholders of the Company that may be in effect at the time of exercise, grant or sale or certain provisions of any such agreement that may be specified by the Company or (ii) any other agreement requested by the Company.

     15. Termination. No grant shall be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.
     16. Compliance with Section 409A of the Code. The Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that a payment and/or benefit owed or due to a Participant under the Plan is subject to Section 409A of the Code, it shall be paid in a manner that complies with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (the “409A Guidance”). Any provision of the Plan that would cause a payment and/or benefit to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by the 409A Guidance).
     17. Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, spin-off, or otherwise, of all or substantially all of the business and/or assets of the Company.
     18. Unfunded Status of Plan. It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Class A-1 Common Stock or make payments; provided, however, that unless the Board otherwise determines, the existence of such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan.
     19. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
     20. Severability. If one or more of the provisions of the Plan is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
     21. Governing Law. The interpretation, performance, and enforcement of the Plan shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof and all parties, including their successors and assigns, consent to the jurisdiction of the state and federal courts of Delaware.